SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): March 26, 2009

                           U.S. HELICOPTER CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                       001-32580               27-0096927
--------------------------------       -------------         ------------------
(State or Other Jurisdiction of         (Commission            (IRS Employer
Incorporation or Organization)          File Number)         Identification No.)

6 East River Piers, Suite 216, Downtown Manhattan Heliport, New York, NY
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(Address of Principal Executive Offices)                               10004
                                                                       -----
                                                                      (Zip Code)

       Registrant's telephone number, including area code: (212) 248-2002
                                                           --------------

                                 Not Applicable
          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

A.       Bridge Loan Transaction

         On March 26 and 27, 2009, U.S. Helicopter Corporation ("we", "us" or the "Company") closed on two bridge loan transactions with 154 West Aviation Enterprises Inc. (the "Investor"), pursuant to which we agreed to issue promissory notes in the principal amounts of $10,000 and $28,413, respectively (together, the "Notes") (such loans, the "Loans").

         The Notes accrue interest at the rate of 18% per annum from the date of issuance. We used the proceeds received in this financing for working capital. No fees or other commissions were paid in connection with this transaction.

         The Notes accrue interest at the rate of 18% per annum from the date of issuance. The Notes, along with all accrued and unpaid interest, are repayable on the earlier of (a) July 31, 2009 or (b) the date upon which we receive at least $5.0 million in gross proceeds pursuant to a sale of our securities in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Notwithstanding the foregoing, we agreed to remit payments to the Investor made by all of our regular monthly paying customers on a monthly basis in the event that the Investor elects because of a default under the Notes, or the Investor reasonably believes that (i) our financial condition has experienced a material adverse change, or is reasonably likely to experience a material adverse change in the immediate future, or (ii) we have failed to make sufficient progress towards obtaining financing from potential investors identified by us.

         Issuance of the securities sold in these transactions was exempt from registration pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act. The securities were sold to two accredited investors in private transactions without the use of any form of general solicitation or advertising. The underlying securities are "restricted securities" subject to applicable limitations on resale.

B.       Entry into Downtown Manhattan Heliport Permit and Indemnification
         Agreement

         As of March 27, 2009, we entered into a Permit (the "Permit") with FirstFlight Heliports, LLC ("FirstFlight") with respect to operations at the Downtown Manhattan Heliport (the "DMH") in New York, New York.

         Pursuant to the Permit, we are authorized to operate scheduled and charter operations at the DMH pursuant to FirstFlight's rules and regulations through October 31, 2018 in exchange for certain pre-paid landing fees payable on a bi-weekly basis, which may be adjusted effective April 1, 2010 based on the number of flights we conduct at the DMH. In addition, we are permitted to utilize certain designated office space at the DMH in connection with our flight activities in exchange for a monthly fee. In connection with the Permit, we were required to provide a letter of credit (the "L/C") as security deposit in the amount of $60,000. 154 West Aviation Enterprises Inc. ("154 West") has agreed in principle to extend the L/C to us, and in conjunction therewith, we entered into an Indemnification Agreement pursuant to which we have agreed to indemnify 154 West and its principal stockholder in connection with any loss sustained by either of them in connection with the provision of the L/C.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.   UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 26, 2009

                                            U.S. HELICOPTER CORPORATION
                                            (Registrant)

                                            By:      /s/ George J. Mehm, Jr.
                                                     ---------------------------
                                                     George J. Mehm, Jr.
                                                     Chief Financial Officer